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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                                  May 5, 1999

                                                            File No. 027758-0101

KeraVision, Inc.
48630 Milmont Drive
Fremont, California 94538

              Re: Registration Statement on Form S-4, File No. 333-77583; 2,500,000 Shares of Common Stock, par value $0.001 per share
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Ladies and Gentlemen:

              In connection with the registration by KeraVision, Inc., a Delaware corporation (the "Registrant"), of 2,500,000 shares of common stock of the Registrant, par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on May 3, 1999 (File No. 333-77583), as amended by Amendment No. 1 filed with the Commission on May 5, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

              In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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LATHAM & WATKINS

May 5, 1999
Page 2

              In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

              We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

              Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

              We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                         Very truly yours,

                                         /s/ Latham & Watkins